Exhibit 99(C)(iii)

November 2008

Presentation to the Board of Directors of:

Grill Concepts, Inc.

Confidential

Confidential |	2

1. Historical Share Price & Volume Analysis

Historical Share Price & Volume Analysis

Grill Concepts Price History

	Price Analysis
	High	Low	Average	Median	VWAP (1)
3-Month	$2.44	$0.73	$1.54	$1.73	$1.20
1-Year	$4.77	$0.73	$2.97	$3.02	$3.24
5-Year	$9.10	$0.73	$3.56	$3.19	$5.38

Grill Concepts Stock Price Chart

(1)	Volume Weighted Average Price.

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Historical Share Price & Volume Analysis

Grill Concepts Stock Performance Relative to Comps

“Casual Dining” represents custom index of 19 casual dining companies.

“Upscale Casual / Fine Dining” comparable group includes: BJRI, GCFB, KONA, MSSR, MRT and RUTH.

“Micro Cap” comparable group includes: GCFB, CASA, JAX, KONA, BDL, GTIM, STRZ, PZZI, DDRX and NATH.

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Historical Share Price & Volume Analysis

Casual Dining Stock Price Performance

	Current	52-Week High	% of 52-Week High	Last Yr Price	1-Yr Change	30-Day Avg	% Change 30-Day	90-Day Avg	% Change 90-Day
PF Chang’s China Bistro Inc.	$16.84	$33.00	51.0%	$25.97	(35.2)%	$18.58	(9.4)%	$21.96	(23.3)%
Landry’s Restaurants Inc.	11.65	25.46	45.8%	21.60	(46.1)%	11.61	0.3%	13.82	(15.7)%
Mexican Restaurants Inc.	3.14	7.17	43.8%	6.56	(52.1)%	2.76	13.8%	4.11	(23.6)%
Texas Roadhouse Inc.	5.46	13.60	40.1%	12.11	(54.9)%	6.77	(19.4)%	8.06	(32.3)%
Darden Restaurants Inc.	16.53	41.25	40.1%	39.45	(58.1)%	19.54	(15.4)%	25.07	(34.1)%
California Pizza Kitchen Inc.	6.55	16.91	38.7%	15.38	(57.4)%	8.89	(26.3)%	11.80	(44.5)%
BJ’s Restaurants Inc.	7.52	19.97	37.7%	18.73	(59.9)%	8.48	(11.3)%	10.60	(29.1)%
Red Robin Gourmet Burgers Inc.	12.86	43.58	29.5%	38.91	(66.9)%	13.95	(7.8)%	21.56	(40.4)%
Brinker International Inc.	6.70	23.93	28.0%	23.11	(71.0)%	8.58	(21.9)%	14.19	(52.8)%
The Cheesecake Factory Incorporated	6.48	24.75	26.2%	22.47	(71.2)%	8.34	(22.3)%	12.15	(46.7)%
Famous Dave’s of America Inc.	3.00	14.62	20.5%	13.52	(77.8)%	4.03	(25.6)%	6.36	(52.8)%
J. Alexander’s Corp.	2.45	11.96	20.5%	11.80	(79.2)%	4.13	(40.7)%	5.12	(52.1)%
O’Charley’s Inc.	2.92	16.36	17.8%	14.58	(80.0)%	6.09	(52.0)%	8.08	(63.9)%
Grill Concepts Inc.	0.80	4.77	16.8%	4.75	(83.2)%	0.97	(17.6)%	1.49	(46.2)%
Kona Grill Inc.	2.15	16.36	13.1%	14.62	(85.3)%	2.56	(16.1)%	4.62	(53.4)%
Granite City Food & Brewery Ltd.	0.44	3.75	11.7%	3.01	(85.4)%	0.56	(21.7)%	0.73	(40.0)%
Benihana Inc.	1.70	15.09	11.3%	14.77	(88.5)%	2.53	(32.8)%	4.52	(62.4)%
Ruby Tuesday, Inc.	1.39	14.69	9.5%	14.60	(90.5)%	2.01	(30.8)%	4.71	(70.5)%

	Mean		27.9%		(69.0)%		(19.8)%		(43.5)%
	Median		27.1%		(71.1)%		(20.5)%		(45.3)%

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2. Valuation Analysis

Valuation Analysis

Public Trading Comparables Analysis

($ in millions, except per share values)										3-Year EBITDA CAGR	LTM EBITDA Margin
Company	Price on 11/18/08	% of 52-Week High	Market Cap.	Enterprise Value	LTM			1-Yr. Sales Growth
					Sales	EBITDA	Net Inc.	LTM	Projected
PF Chang’s China Bistro Inc.	16.84	51.0%	400.6	582.8	1,203.0	130.1	29.0	14.3%	11.3%	8.1%	10.8%
Landry’s Restaurants Inc.	11.65	45.8%	188.1	1,017.7	1,179.6	193.2	(8.3)	2.8%	0.2%	15.0%	16.4%
Mexican Restaurants Inc.	3.14	43.8%	10.2	16.0	80.9	3.9	0.1	(1.4%)	NA	(16.6%)	4.9%
Texas Roadhouse Inc.	5.46	40.1%	382.7	523.5	832.6	107.8	39.2	18.7%	19.1%	21.5%	12.9%
Darden Restaurants Inc.	16.53	40.1%	2,293.1	4,177.8	6,933.2	903.2	353.4	22.2%	31.9%	8.6%	13.0%
California Pizza Kitchen Inc.	6.55	38.7%	157.9	205.3	678.2	77.8	17.4	10.1%	7.4%	10.3%	11.5%
BJ’s Restaurants Inc.	7.52	37.7%	200.9	205.1	360.0	36.0	11.7	21.3%	18.2%	31.0%	10.0%
Red Robin Gourmet Burgers Inc.	12.86	29.5%	198.8	416.8	854.5	108.8	31.4	14.9%	14.0%	15.4%	12.7%
Brinker International Inc.	6.70	28.0%	682.3	1,521.1	4,164.9	449.1	37.9	(8.7%)	(19.3%)	(1.0%)	10.8%
The Cheesecake Factory Incorporated	6.48	26.2%	387.0	658.9	1,612.3	184.3	58.5	10.0%	6.6%	3.8%	11.4%
Famous Dave’s of America Inc.	3.00	20.5%	27.2	53.5	139.0	17.2	3.1	13.6%	12.4%	9.7%	12.4%
J. Alexander’s Corp.	2.45	20.5%	16.5	33.3	141.3	9.3	2.0	0.3%	NA	(6.5%)	6.6%
O’Charley’s Inc.	2.92	17.8%	62.2	233.2	943.5	70.4	(63.6)	(5.9%)	(4.1%)	(6.8%)	7.5%
Kona Grill Inc.	2.15	13.1%	14.0	13.2	77.4	4.2	(6.0)	15.8%	8.3%	30.5%	5.4%
Grill Concepts Inc. (1)	0.80	16.8%	7.0	16.3	100.9	1.2	(13.1)	12.9%	6.2%	(24.3%)	1.2%
Granite City Food & Brewery Ltd.	0.44	11.7%	7.1	72.2	94.3	(2.3)	(16.3)	28.8%	28.9%	NM	NM
Benihana Inc.	1.70	11.3%	26.0	70.9	301.5	36.5	10.8	6.6%	15.4%	4.1%	12.1%
Ruby Tuesday, Inc.	1.39	9.5%	73.3	629.8	1,337.5	149.5	15.6	(5.7%)	(9.2%)	(11.4%)	11.2%
					Mean			9.5%	9.2%	5.4%	10.0%
					Median			11.5%	9.8%	8.1%	11.2%

Source: Capital IQ, Public Filings and Wall Street Research.

(1)	Grill Concepts’ LTM and 2008E EBITDA represent adjusted EBITDA figures maintained by management; these are not publicly disclosed values.

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Valuation Analysis

Public Trading Comparables Analysis

	Enterprise Value Multiples				Market Cap. /				Leverage
Company	LTM Sales	2008E Sales	LTM EBITDA	2008E EBITDA	Net Inc.	Book Value	P/E		Ttl. Debt/ EBITDA	Adj. Debt / EBITDAR	Debt/ Capital
							LTM	2008E
PF Chang’s China Bistro Inc.	0.48x	0.48x	4.5x	4.9x	13.8x	1.3x	13.1x	14.4x	1.5x	3.1x	37.5%
Landry’s Restaurants Inc.	0.86x	0.87x	5.3x	5.5x	NM	0.6x	26.3x	7.9x	4.6x	5.4x	73.9%
Mexican Restaurants Inc.	0.20x	NA	4.1x	NA	78.7x	0.5x	96.5x	NA	1.7x	NA	24.7%
Texas Roadhouse Inc.	0.63x	0.60x	4.9x	5.2x	9.8x	1.1x	10.5x	10.7x	1.4x	2.2x	29.7%
Darden Restaurants Inc.	0.60x	0.57x	4.6x	4.7x	6.5x	1.6x	6.9x	6.6x	2.1x	2.8x	57.7%
California Pizza Kitchen Inc.	0.30x	0.30x	2.6x	2.9x	9.1x	0.9x	9.9x	10.6x	0.8x	2.9x	25.5%
BJ’s Restaurants Inc.	0.57x	0.55x	5.7x	6.0x	17.1x	0.9x	17.1x	18.8x	0.2x	2.5x	2.9%
Red Robin Gourmet Burgers Inc.	0.49x	0.48x	3.8x	4.2x	6.3x	0.8x	6.7x	7.7x	2.1x	3.4x	45.9%
Brinker International Inc.	0.37x	0.43x	3.4x	4.3x	18.0x	1.1x	18.3x	6.2x	2.0x	3.5x	59.5%
The Cheesecake Factory Incorporated	0.41x	0.41x	3.6x	3.9x	6.6x	0.8x	7.4x	7.5x	1.8x	3.9x	41.7%
Famous Dave’s of America Inc.	0.39x	0.38x	3.1x	NA	8.7x	1.0x	9.3x	11.1x	1.6x	2.8x	49.6%
J. Alexander’s Corp.	0.24x	NA	3.6x	NA	8.3x	0.3x	8.5x	NA	2.3x	3.9x	25.3%
O’Charley’s Inc.	0.25x	0.25x	3.3x	6.2x	NM	0.2x	NM	NM	2.5x	4.3x	38.9%
Kona Grill Inc.	0.17x	0.17x	3.1x	3.7x	NM	0.3x	NM	NM	0.5x	4.5x	5.2%
Grill Concepts Inc. (1)	0.16x	0.15x	13.3x	10.2x	NM	0.5x	NM	NM	5.6x	7.5x	32.7%
Granite City Food & Brewery Ltd.	0.77x	0.74x	NM	NM	NM	1.1x	NM	NM	NM	182.1x	91.4%
Benihana Inc.	0.24x	0.23x	1.9x	2.1x	2.4x	0.1x	2.8x	3.1x	0.7x	3.1x	13.2%
Ruby Tuesday, Inc.	0.47x	0.49x	4.2x	4.7x	4.7x	0.2x	4.6x	5.3x	3.8x	4.8x	56.5%
Mean	0.42x	0.44x	4.4x	4.9x	14.6x	0.7x	17.0x	9.2x	2.1x	14.3x	39.5%
Median	0.40x	0.45x	3.8x	4.7x	8.7x	0.8x	9.6x	7.8x	1.8x	3.5x	38.2%

Source: Capital IQ, Public Filings and Wall Street Research.

(1)	Grill Concepts’ LTM and 2008E EBITDA represent adjusted EBITDA figures maintained by management; these are not publicly disclosed values.

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Valuation Analysis

Comparable M&A Transactions Analysis

•	The following provides information relating to 13 recently announced or completed transactions involving publicly-traded casual dining companies.

Date Announced	Acquiror	Target	Enterprise Value ($MM)	Enterprise Value /		EBITDA Margin	Stock Price Premium
				Revenue	EBITDA		Day Prior	Week Prior
8/5/2008	Planet Hollywood International	BUCA Inc.	$28.8	0.12x	9.5x	1.3%	40.6%	45.2%
4/28/2008	G&R Acquisition, Inc.	Max & Erma’s Restaurants, Inc.	58.7	0.34x	8.3x	4.1%	37.0%	33.8%
1/27/2008 (1)	Tilman Fertitta (CEO) and Management	Landry’s Restaurants Inc.	1,058.6	0.90x	5.6x	16.0%	41.0%	58.9%
8/16/2007	Darden Restaurants, Inc.	RARE Hospitality International Inc.	1,368.3	1.34x	11.4x	11.7%	42.6%	30.7%
7/15/2007	IHOP Corp.	Applebee’s International	2,040.3	1.52x	9.9x	15.3%	4.6%	2.0%
5/31/2007	Fox & Hound Restaurant Group	Champps Entertainment Inc.	74.8	0.37x	6.1x	6.0%	17.6%	14.1%
2/27/2007 (2)	Patina Group LLC	Smith & Wollensky Restaurant Group	98.5	0.78x	11.3x	6.9%	34.1%	34.1%
12/1/2006	Repechage Investments Limited	Elephant & Castle Group Inc.	46.6	1.32x	13.0x	10.2%	99.6%	99.6%
11/5/2006 (3)	Bain Capital / Catterton Partners	OSI Restaurant Partners, Inc.	3,430.3	0.85x	10.5x	8.1%	26.9%	24.5%
8/18/2006 (4)	Lone Star Funds	Lone Star Steakhouse & Saloon Inc.	565.3	0.84x	13.2x	6.3%	16.1%	17.2%
5/22/2006	Briad Main Street, Inc.	Main Street Restaurant Group Inc.	145.6	0.60x	8.0x	7.4%	20.8%	26.2%
12/12/2005 (5)	Newcastle Partners LP	Fox & Hound Restaurant Group, Inc.	170.3	1.03x	7.7x	13.4%	23.3%	24.4%
12/8/2005	Wellspring Capital Management LLC	Dave & Buster’s Inc.	370.9	0.82x	6.1x	13.4%	18.1%	18.4%
			Mean	0.83x	9.3x	9.2%	32.5%	33.0%
			Median	0.84x	9.5x	8.1%	26.9%	26.2%

Source: Capital IQ, Press Releases, SEC Filings and Trade Publications.

(1)	Deal originally announced on 1/27/08 at $23.50 was revised on 4/4/08, 6/16/08 and most recently on 10/18/08 to $13.50 per share. Price premiums represent original offer.
(2)	Deal originally announced on 2/27/07 at $9.25 per share was revised on 5/6/07 to $11.00 per share.
(3)	Deal originally announced on 11/5/06 at $40.00 per share was revised on 5/21/07 to $41.15 per share. (4) Deal originally announced on 8/18/06 at $27.10 per share was revised on 11/30/06 to $27.35 per share.
(5)	Deal originally announced on 12/12/05 at $14.75 per share was revised on 12/19/05, 1/6/06, 1/13/06, 1/26/06 and again on 2/1/06 to $16.30 per share.

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Valuation Analysis

Acquisition Premiums Analysis

•	The following provides a summary of acquisition premiums paid for transactions (all industries) valued below $100 million during the last 12 months.

		Premium Paid to Target Stock Price
Time Frame		1 Day Prior	1 Week Prior	1 Month Prior
Last	Mean	50.9%	49.6%	31.4%
Twelve	Median	41.4%	39.4%	30.8%
Months (1)	75th Percentile	64.1%	65.0%	61.1%
	25th Percentile	22.1%	19.0%	8.3%

Last	Mean	51.2%	49.7%	25.3%
Six	Median	39.0%	38.9%	22.3%
Months (2)	75th Percentile	59.6%	63.9%	55.3%
	25th Percentile	19.4%	12.4%	(5.8%)

(1)	Captures 32 public deals announced and/or completed between 11/18/07 and 11/18/08.
(2)	Captures 23 public deals announced and/or completed between 5/18/08 and 11/18/08.

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Valuation Analysis

Reverse Split Transaction Comparables

•	The following provides summary information relating to 47 precedent reverse split transactions announced or completed between May 2002 and June 2008.

	Market Cap. ($MM)	3 Month Average Volume	% Owned by Insiders	% Owned by Insiders & Affiliates	Pre-Trans. Record Holders	1 Day Premium Paid	Offer as % of 52 Week High	Expected % to be Acquired	Expected Cost	Months to Complete
High	$133.1	60,188,000	96.7%	96.7%	3,000	300.0%	333.3%	41.7%	$9,633,585	23.7
Mean	$19.1	1,234,755	45.0%	59.9%	844	46.3%	74.7%	6.6%	$1,056,121	5.6
Median	$14.3	1,000	41.8%	65.0%	634	28.0%	76.5%	3.4%	$484,540	4.9
Low	$1.4	—	4.5%	4.5%	298	(52.5%)	—	—	$4,700	1.8

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Valuation Analysis

Implied Offer Premiums Analysis for Grill Concepts

		Offer Price
($ in millions, except per share values)		$1.25	$1.50	$1.75	$2.00	$2.25

Premium to:	Price
Current Price	$0.80	56.3%	87.5%	118.8%	150.0%	181.3%
1-Year High	$4.77	(73.8%)	(68.6%)	(63.3%)	(58.1%)	(52.8%)
1-Year Low	$0.73	71.2%	105.5%	139.7%	174.0%	208.2%
1-Year VWAP	$3.24	(61.4%)	(53.7%)	(46.0%)	(38.3%)	(30.5%)
30-Day Avg	$0.97	28.8%	54.6%	80.3%	106.1%	131.8%
90-Day Avg	$1.49	(15.9%)	0.9%	17.7%	34.5%	51.4%

Implied Enterprise Value		$20.2	$22.4	$24.6	$26.9	$29.1

Implied LTM EBITDA Multiple (1)		16.5x	18.3x	20.1x	21.9x	23.7x
Implied 2008E EBITDA (1)		12.7x	14.1x	15.5x	16.9x	18.2x
Implied 2009E EBITDA (1)		7.0x	7.8x	8.6x	9.3x	10.1x

(1)	LTM, 2008E and 2009E EBITDA represent adjusted EBITDA figures maintained by management; these are not publicly disclosed values.

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3. Shareholder Analysis

Shareholder Analysis

Ownership Detail

	Common Shares Owned	% of Common Outstanding	Exercisable (1) Rights	Total Beneficial Shares	% of Fully Diluted Shares
Insiders
Michael Weinstock	514,565	5.8%	70,000	584,565	5.2%
Robert Spivak	326,091	3.7%	125,000	451,091	4.0%
Stephen Ross	138,167	1.6%	35,000	173,167	1.5%
Other Insiders	50,764	0.6%	223,300	274,064	2.4%

Insiders Total	1,029,587	11.7%	453,300	1,482,887	13.2%
Other Large Shareholders
Charles Mathewson (2)	865,277	9.8%	1,890,670	2,755,947	24.5%
Eaturna LLC	1,235,433	14.0%	109,046	1,344,479	11.9%
Magnetar Capital Partners LLC	272,791	3.1%	—	272,791	2.4%
William Blair Capital Management	253,000	2.9%	—	253,000	2.2%
Suntrust Private Wealth	253,000	2.9%	—	253,000	2.2%
Stark Investments	250,000	2.8%	—	250,000	2.2%
Gruber & McBaine Capital Management	210,000	2.4%	—	210,000	1.9%

Insiders & Other Total	4,369,088	49.6%	2,453,016	6,822,104	60.6%
Balance Held by Other Shareholders	4,438,642	50.4%	—	4,438,642	39.4%

Total Outstanding (3)	8,807,730	100.0%	2,453,016	11,260,746	100.0%

Source: DEF 14A filed 4/28/2008 and Bigdough Institutional Ownership Resources.

(1)	Includes shares underlying warrants, stock options that are exercisable within 60 days of 4/21/08 and other rights.
(2)	Mr. Mathewson’s total beneficial shares assumes the conversion of the $5mm preferred into 1.25 million shares of common stock and includes the issuance of 600,000 additional warrants as part of the preferred financing.
(3)	Per the 10Q filed 11/11/08, there were 8,807,730 shares of common stock issued and outstanding as of 11/3/08.

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Shareholder Analysis

Distribution of Record Shareholders

•	As of August 26, 2008, the Company had 430 shareholders of record plus an unspecified number of “street name” shareholders (which collectively equal one record shareholder).

	Number of Shares Owned						Total Registered	Street Name Shareholders (1)	TOTAL (2)
	1 - 50	51 - 250	251 - 500	501 - 1,000	1,000 - 5,000	5,000+
Number of Shareholders	248	55	21	6	56	44	430	1	431
% of Total Shareholders	57.5%	12.8%	4.9%	1.4%	13.0%	10.2%	99.8%	0.2%	100.0%
Cumulative % of Total Shareholders	57.5%	70.3%	75.2%	76.6%	89.6%	99.8%	99.8%	100.0%	100.0%

Number of Shares	3,207	7,972	7,955	4,551	146,054	3,651,175	3,820,914	4,976,816	8,797,730
% of Outstanding Shares Owned by Group	0.0%	0.1%	0.1%	0.1%	1.7%	41.5%	43.4%	56.6%	100.0%
Cumulative % Shares Owned by Group	0.0%	0.1%	0.2%	0.3%	1.9%	43.4%	43.4%	100.0%	100.0%

(1)	Number of shareholders held in street name unknown, but counted as 1 record holder for the purposes of this analysis.
(2)	Latest shares outstanding per 10-Q filed on 11/11/08 was 8,807,730. However, there were only 8,797,730 shares outstanding on 8/26/08 when the shareholders of record data was published. The impact on this analysis is not material.

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Shareholder Analysis

Reverse Split Cost Analysis

		Reverse Split Levels
		1:15	1:25	1:35	1:45	1:55
	Current
Shareholders	431
Shares Outstanding (1)	8,797,730

Fractional Shares Cashed Out		1,066	1,853	2,862	3,064	3,207
Acquisition Cost at $1.50 Price per Share		$1,603	$2,787	$4,304	$4,608	$4,823

Pro-Forma Shareholders Post-Split		268	226	191	186	183
Pro-Forma Shares Outstanding Post-Split		8,796,664	8,795,877	8,794,868	8,794,666	8,794,523

Total Unaccounted Street Name Shares	2,791,288

% of Street Name Shares Cashed Out	Shares Cashed Out	Cost to Cash Out Additional Street Name Shares at $1.50 Price per Share
1.0%	27,913	$41,981	$41,981	$41,981	$41,981	$41,981
3.0%	83,739 (2)	125,943	125,943	125,943 (2)	125,943	125,943
5.0%	139,564	209,905	209,905	209,905	209,905	209,905

(1)	Latest shares outstanding per 10-Q filed on 11/11/08 was 8,807,730. However, there were only 8,797,730 shares outstanding on 8/26/08 when the shareholders of record data was published. The impact on this analysis is not material.
(2)	Implies over 2,400 shareholders with less than 35 share ownership. Actual amount may be materially different.

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